EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ottawa Savings Bancorp, Inc.

Ottawa Illinois

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the consolidated financial statements of Ottawa Savings Bancorp, Inc. and Subsidiary dated March 2, 2006, which appears in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ McGladrey & Pullen, LLP

Champaign, Illinois

June 19, 2006